U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 Amendment No. 2


                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                        Commission file number: 000-26629


                        Auto Wholesale Specialists, Inc.
                -------------------------------------------------
                 (Name of small business issuer in its charter)

            FLORIDA                                       59-3254927
      ......................                          ...................
     (State or jurisdiction                           (I.R.S. Employer
      of incorporation or                             Identification No.)
      organization)

                 1008 Royal Aberdeen Way, Orlando, Florida 32828
                                 (407) 292-9070
         ..............................................................
          (Address and telephone number of principal executive offices)




                    Mr. James Bailey, Director and Secretary
                        Auto Wholesale Specialists, Inc.
                             1008 Royal Aberdeen Way
                             Orlando, Florida 32828
            (Name, address and telephone number of agent for service)


                                    Copy to:

                              John Zankowski, Esq.
                               Moeen Cheema, Esq.
                           Zankowski & Associates, LLC
                        20 Great Garland Rise, Suite 101
                            Rochester, New York 14450
                                  716-425-4085

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ].


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. Auto Wholesale Specialists, Inc. will not receive any proceeds from this offering. We have set an offering price for these securities of $0.50 per share.



TITLE OF EACH                   PROPOSED         PROPOSED
CLASS OF                        MAXIMUM          MAXIMUM
SECURITIES                      OFFERING         AGGREGATE       AMOUNT OF
TO BE       AMOUNT TO BE        PRICE PER        OFFERING       REGISTRATION
REGISTERED  REGISTERED(1)       SHARE (2)        PRICE (2)        FEE (2)
--------------------------------------------------------------------------------
Common
Stock,
$.001
par value   192,000 shares        $0.50           $96,000         $100.00
--------------------------------------------------------------------------------


(1)  All shares are to be sold from time to time by Selling Stockholders only.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                      Subject to Completion January 9, 2003



                                   PROSPECTUS


                        AUTO WHOLESALE SPECIALISTS, INC.


                         192,000 Shares of Common Stock


The registration statement of which this Prospectus is a part relates to the offer and sale by Auto Wholesale Specialists, Inc., a Florida corporation (the "Company," "We," or "Our"), of our securities by the holders (the "Selling Security Holders") consisting of 192,000 shares of our common stock, $.001 value per share, referred to as the "Securities." See "DESCRIPTION OF SECURITIES."

Our common stock offered is not listed on any national securities exchange or the NASDAQ stock market. We may apply for listing on the Over the Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTCBB") if this registration statement clears all comments of the United States Securities and Exchange Commission (the "SEC"). There is no assurance that we will ever obtain a listing on the OTCBB.

This offering consists of securities offered exclusively by Selling Security Holders. The Selling Security Holders will sell at an estimated price of approximately $0.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter, at prevailing market prices or privately negotiated prices. By agreement with the Selling Security Holders, we will pay the entire expenses incident to the registration of the Securities under the Securities Act.


THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD A COMPLETE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 6.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THE PROSPECTUS IS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




              The date of this prospectus is ________________, 2003

TABLE OF CONTENTS                                           Page


Prospectus Summary                                            2
The Offering                                                  3
Summary Financial Information                                 3
Risk Factors                                                  4
Use of Proceeds                                               8
Determination of Offering Price                               8
Dilution                                                      9
Selling Scurity Holders                                       9
Plan of Distribution                                          11
Legal Proceedings                                             12
Directors, Executive Officers                                 12
Security Ownership of Certain Beneficial
  Owners and Management                                       13
Description of Securities                                     14
Experts                                                       16
Disclosure of Commission Position on
  Indemnification for Securities Act Liabilities              16
Description of Business                                       16
Competition                                                   26
Management's Discussion and Analysis of
  Financial Condition and Results of Operations               27
Description of Property                                       28
Related Party Transactions                                    28
Market for Common Equity and Related
  Stockholder Matters                                         29
Executive Compensation                                        30
Financial Statements                                          F-1
Changes in and Disagreements with Accountants
  on Accounting and Financial Disclosure                      31

ITEM 3. SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

PROSPECTUS SUMMARY


THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. THE ENTIRE PROSPECTUS SHOULD BE READ AND CAREFULLY CONSIDERED BY PROSPECTIVE INVESTORS BEFORE MAKING A DECISION TO PURCHASE COMMON STOCK.


Our Company

Our Company was organized under the laws of the State of Florida on July 11, 1994. We were a developmental stage company with limited activities until April 3, 2002 when we acquired 100% of the common stock of Progressive Leasing, Inc. (`Progressive'), a Florida leasing company providing lease financing to small and mid-sized companies throughout the US and Canada.


We now conduct all operations through our Progressive subsidiary, a growing lender/broker leasing company providing lease financing to equipment vendors and businesses nationwide, on equipment ranging from $2,000 to $75,000 per transaction. As a lender, we intend to provide 100% lease financing for these transactions for a term of 12 to 60 months, for most types of equipment used by various businesses, including computers, machinery, and automobiles. Based on established credit criteria for above-average credit risk, we will finance leases for the soft costs, including delivery and installation, as well as for the equipment itself. We intend to outsource financing transactions greater than $75,000 to larger financing institutions, until our revenues and/or cash flows enable us to finance these transactions internally.


Since inception, our leasing revenues total $73,413, and there is no assurance that we will be able to increase our sales and/or expand our leasing business. We are currently experiencing cash flow problems and a capital shortage, and in the event we fail to obtain necessary funding on a timely basis we may not be able to continue our operations.


As of the date of this prospectus, we currently have 80,000,000 shares of $0.001 par value common stock issued and outstanding. Our administrative office is located at 1008 Royal Aberdeen Way, Orlando, Florida 32828, telephone (407) 292-9070. Our fiscal year end is December 31.

The Offering.

As of July 15, 2002 we had 80,000,000 shares of our common stock issued and outstanding. This offering is comprised of securities offered solely by Selling Security Holders. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the securities registered hereunder.

FINANCIAL SUMMARY INFORMATION

The following Summary Financial Summary and Operating Data have been derived from the financial statements of the Company's Progressive Leasing, Inc. subsidiary for the periods indicated. The following financial data should be read in conjunction with the Company's financial statements and the notes thereto included elsewhere in this Registration Statement.

                                                            Year Ending
                                                            December 31

                                                        2001             2000
                                                    -----------      ----------

STATEMENT OF OPERATIONS

Income Statement data:
----------------------

Lease Revenues                                      $    16,665      $   56,748

Operating Expenses:

Consulting Services                                 $    12,020      $   46,338
Professional Fees                                   $       545      $      400
Bad Debts                                           $     4,251      $   22,647
Depreciation Expense                                $     7,963      $    9,871
Printing                                            $         0      $    3,213
Loss on disposition of assets                       $    13,206      $        0
Other Administrative Expenses                       $       866      $    7,440
                                                    -----------      ----------
Income (loss) from operations                       $   (22,186)      $ (33,162)

Balance Sheet data:
-------------------

Assets

Cash                                                $       338
Net investment in direct and sale leases            $     1,275
                                                    -----------
Total Current Assets                                $     1,613

Equipment on operating lease, net of accum. dep.    $     6,605
Net investment in direct and sale leases            $       460
                                                    -----------
Total assets                                        $     8,677
                                                    ===========

Liabilities and Stockholders' Equity

Current liabilities                                 $         0
Lease Deposits                                      $     1,184

Stockholders' Equity:
Common stock, $.001 par value
10,000,000 shares authorized, 1,000,000
shares issued and outstanding                       $     1,000

Additional paid in capital                          $    49,000
(Deficit) accumulated during dev. stage             $   (42,507)

Total Stockholders' Equity                          $     7,493
                                                    -----------
Total Liabilities and Stockholders' Equity          $     8,677
                                                    ===========

RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS REGISTRATION INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT WE WILL EVER GENERATE REVENUES, OR THAT WE WILL BE ABLE TO DEVELOP OPERATIONS WHICH MAY EVER YIELD A PROFIT.

BECAUSE WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS AND WE MAY BE UNABLE TO OBTAIN ADDITIONAL FUNDING, THE COMPANY MAY NEVER BECOME PROFITABLE.


We will require funding over the next twelve (12) months to continue to expand and develop our leasing business. We estimate that we may need up to an additional $500,000 to enable us to expand our administrative staff, add one-two sales consultants, and have the ability to fund satisfactory leases for our lease portfolio. Our current directors, Ms. Pamela Wilkinson and Mr. James Bailey have committed to seek out and engage venture capital and/or investment banking firms in order to help us obtain these funds, but there is no assurance that any firms will be hired, and if hired, that they will raise any funds for our growth. Further, there can be no assurance that additional capital will be available on terms favorable to our Company or its shareholders, which may prevent the Company from meeting its business objectives. Our capital requirements will depend on many factors including the number of leases we are asked to provide to our customers. Our cash requirements may vary materially depending on our rate of development and expansion, results, competitive and technological advances and other factors. If adequate funds are not available, we may be required to significantly curtail operations or obtain funds by entering into collaboration agreements, which may contain unfavorable terms. Our inability to raise capital would have a material adverse effect on our business, financial condition, and operations.

ADDITIONAL ROUNDS OF FINANCING MAY DILUTE THE VALUE OF INVESTMENT IN THIS OFFERING.

Our capital requirements may cause the Company to issue additional equity securities in the future. The percentage ownership of our current shareholders will be reduced if additional funds are raised through the issuance of equity securities. Such equity securities may have rights, preferences, and privileges senior to those of our common stock holders, thereby possibly reducing the value to the investors in the offering.


OUR BOARD OF DIRECTORS HAS THE AUTHORITY TO ISSUE SHARES WITHOUT SHAREHOLDER CONSENT AND THEREFORE, THEY MAY ISSUE SHARES WHICH COULD CAUSE THE COMPANY'S SHARES TO HAVE LITTLE OR NO VALUE IN THE FUTURE.

Our Articles of Incorporation were amended on April 4, 2002 in order to authorize the issuance of a maximum of one hundred million (100,000,000) shares of common stock with a par value of $.001 per share. As of July 15, 2002, there were 80,000,000 common shares issued and outstanding and no shares of preferred stock outstanding. The authority of our Board of Directors to issue stock without shareholder consent may have a depressive effect on the market value of our stock even prior to any such designation or issuance of the preferred stock.

OUR PRINCIPAL STOCKHOLDERS, MS. PAMELA WILKINSON AND MR. JAMES BAILEY, OWN 79,808,000 OF 80,000,000 ISSUED AND OUTSTANDING COMMON SHARES. OR 99.76% OF THE TOTAL, AND THEREFORE, PURCHASERS IN THE OFFERING WILL HAVE LIMITED CONTROL OVER DECISION-MAKING IN THE COMPANY.


Pamela Wilkinson and James Bailey have the ability to significantly control our company's affairs and management. They currently own approximately 99% of our outstanding common stock, giving them significant influence over all matters requiring stockholder approval, without requiring approval of minority stockholders. In addition, Wilkinson and Bailey have the voting power to elect all members of our Board of Directors and are currently the company's only Directors. This concentration of ownership limits the power to exercise control by the minority shareholders who will have purchased their stock in this offering. Such control could adversely affect the market value of our common stock or delay or prevent a change in control of our Company. In addition, Wilkinson and Bailey may control most corporate matters requiring stockholder approval by written consent, without the need for a duly-notice and duly-held meeting of stockholders, also limiting any exercise of control by minority shareholders investing in this offering.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

As a newly formed corporation, we have never paid dividends and therefore, without dividends, an investor may never receive income from his or her investment. We do not anticipate declaring or paying any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be subject to covenants contained in loan or other financing documents we may execute. Accordingly, there can be no assurance that cash dividends of any kind will ever be declared or paid, thereby reducing the likelihood that shareholders will earn income on their investment. Consequently, shareholdes will only realize an economic gain on their investment in our common stock if the price of the stock appreciates.


BECAUSE WE HAVE A LIMITED OPERATING HISTORY, INVESTORS WILL BE UNABLE TO DETERMINE WHETHER WE WILL EVER BECOME PROFITABLE.

The Company was incorporated in July 1994 and had limited activities until it acquired 100% of the shares of Progressive Leasing, Inc. in March 2002. As such, our operating history is very limited. Although the Company's Progressive subsidiary had gross revenues of $16,665 for fiscal year 2001 and $56,748 for fiscal year 2000, the subsidiary had a net loss during both years, and as such, there is no assurance that the Company will ever become profitable in the future.


BECAUSE WE ARE IN A HIGHLY COMPETITIVE MARKET, WE ARE AT A COMPETITIVE DISADVANTAGE WHICH MAY HINDER PROFITABILITY.

We are and will continue to be an insignificant participant in the business of equipment lease financing. A large number of established and well-financed entities, including several public companies and several firms backed by larger venture capital firms, are engaged in similar leasing businesses as the Company. In addition, these companies are better financed and have a broader range of clients which makes it easier for them to expand into the market which the Company is attempting to go into. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in our market.

BECAUSE MANAGEMENT ONLY DEVOTES A LIMITED AMOUNT OF TIME TO THE COMPANY, THE COMPANY MAY NOT REALIZE ITS GROWTH POTENTIAL.


The Company's Management, specifically Ms. Wilkinson and Mr. Bailey, anticipate devoting only about 7-10 hours per week each to the business of the Company. None of our officers have entered into written employment agreements with the company and none is expected to do so in the foreseeable future. This limited commitment may adversely affect the Company's ability to grow and reach its goals.


BECAUSE OUR MANAGEMENT IS INVOLVED IN OTHER BUSINESSES ACTIVITIES, THERE MAY BE A CONFLICT WITH OUR INTERESTS AND WE HAVE NO POLICY FOR THE RESOLUTION OF THESE POSSIBLE CONFLICTS.


In addition, our Management is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, our Management may face a conflict in selecting between the Company and their other business interests, which may in turn result in Management spending more time in other business opportunities, thereby hampering our ability to operate effectively. We have not formulated a policy for the resolution of such conflicts, and this could hamper our operations and profitability in a materially adverse way.


WE MAY BE SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH COULD ADVERSELY AFFECT OUR OPERATIONS.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not engage in the business of investing or trading securities. If we engage in business combinations which result in our holding passive investment interest in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Act and, consequently, violation of the Act could subject us to material adverse consequences.


THERE IS PRESENTLY NO PUBLIC MARKET FOR OUR COMMON STOCK AND A MARKET MAY NEVER DEVELOP WHICH COULD SERIOUSLY INHIBIT INVESTORS' ABILITY TO SELL SHARES PURCHASED IN THIS THE OFFERING.


We intend to apply for listing of the securities on the Over the Counter Bulletin Board ("OTCBB"); however, we cannot assure that we will be able to obtain such a listing. The over-the-counter market ("OTC") differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market (exchange) and (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. To qualify for listing on the OTCBB, an equity security must have at least one registered broke-dealer, which acts as the market maker listing bids or ask quotations and which sponsors an issuer listing. A market maker sponsoring a company's securities is required in order to obtain listing of securities on any of the public trading markets, including the OTCBB. We currently do not have a market maker for our securities. If we are able to obtain a market maker for our securities, we may obtain a listing on the OTCBB or develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the OTCBB requirements or that the securities will be accepted for an OTCBB listing.

THERE CAN BE NO ASSURANCE THAT A MARKET FOR OUR COMMON STOCK WILL BE ESTABLISHED OR THAT, IF ESTABLISHED, SUCH MARKET WILL BE SUSTAINED. THEREFORE, PURCHASERS OF THE SHARES REGISTERED HEREUNDER MAY BE UNABLE TO SELL THEIR SECURITIES DUE TO THIS LACK OF A PUBLIC MARKET FOR OUR SECURITIES. ANY PURCHASER OF OUR SECURITIES SHOULD BE IN A FINANCIAL POSITION TO BEAR THE RISKS OF LOSING HIS OR HER ENTIRE INVESTMENT.

We currently have no plans to issue any additional equity securities with rights, preferences or privileges senior to those of our common stock.

Our Certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock with, $.001 par value. As of July 15, 2002, there were 80,000,000 shares of common stock issued and outstanding and no shares of preferred stock outstanding. The authority of our Board of Directors to issue stock without shareholder consent may have a depressive effect on the market value of our stock even prior to any such designation or issuance of the preferred stock.


IMPLEMENTATION OF OUR BUSINESS PLAN IS LARGELY DEPENDENT ON KEY PERSONNEL.


Our success is heavily dependent upon the continued active participation of our current executive officers, President Pamela Wilkinson and Secretary James Bailey. Loss of their services could have a material adverse effect upon the development of our business. We do not maintain "key person" life insurance on the life of Pamela Wilkinson or James Bailey, or their beneficiaries. We do not have a written employment agreement with Pamela Wilkinson or James Bailey, and there is no assurance that either officer will stay on with the Company. There can be no assurance that we will be able to recruit or retain other qualified personnel should that necessity arise.


`PENNY STOCK' REGULATION MAY INHIBIT THE ABILITY OF BROKER-DEALERS TO SELL OR TRADE OUR SECURITIES.

There will be "penny stock" regulation of broker-dealer sales of our securities. For transactions covered by Rule 15g-9 under the Exchange Act, a broker-dealer must furnish to all investors in penny stocks a risk disclosure document required by the rule, make special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's accounts for transaction in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the risks of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and date copy of the written statement.

A penny stock means any equity security other than a security (i) registered, or approved for registration, upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1;
(ii) authorized or approved for authorization upon notice issuance, for quotation on the Nasdaq NMS; (iii) that has a price of five dollars or more; or
(iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell our securities.

ITEM 4. USE OF PROCEEDS.

We will not receive any proceeds from the sale of the Securities by the Selling Security Holders.

ITEM 5. DETERMINATION OF OFFERING PRICE

The offering price of $0.50 per share listed above is merely an approximation, arbitrarily determined by us, for the purposes of calculating the registration fee. This price does not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares. The Selling Security Holders are no obligation to sell their securities, and as such, they will be able to determine the price at which they sell their Securities, if they choose to sell them at all.

ITEM 6. DILUTION

We are not registering any new shares in this registration statement, and as such, there will be no dilution regarding this offering.

ITEM 7. SELLING SECURITY HOLDERS

The Securities are being sold by the Selling Security Holders who total 24 individuals. These individuals were issued a total of 24,000 restricted shares in 1995 as per Section 4(2) of the 1933 Securities Act. The Company commenced a 2-1 forward split of its shares on October 29, 1999, resulting in these shares becoming 48,000 shares. The Company then commenced a 4-1 forward split of its shares in March 2002, resulting in these shares becoming 192,000 shares. The Company issued these shares pursuant to the exemption afforded by Section 4(2) and issued as restricted securities to the shareholders who are listed below.


None of the Selling Security Holders own greater than 5% of our issued and outstanding stock, and none are affiliates of the Company. None of the Selling Security Holders are now or have every been a broker-dealer affiliate.


However, any or all of these Securities may be retained by any of the Selling Security Holders; and therefore, no accurate forecast can be made regarding the number of Securities that will be held by the Selling Security Holders after the effective date, if any. We believe that the Selling Security Holders have sole voting and investment powers regarding the Securities indicated by their respective names. Each Selling Security Holder owns less than 1% of our issued and outstanding stock. We will not receive any proceeds from the sale of the Securities.

------------------------------- ------------------------------------------- ------------------- --------------
SHAREHOLDER                     ADDRESS                                      SHARES              PERCENT
                                                                             OWNED               OF CO.
------------------------------- -------------------------------------------  ------------------- --------------
Bailey, Blanche                 708 Marguerite                                8,000               1-0.0001%
                                Marshall, MN 56258
------------------------------- -------------------------------------------   ------------------- --------------
Bailey, Janis                   5343 110th Street                             8,000               2-
                                Jacksonville, FL 32244                                            0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Bailey, Joan                    6 Austin Avenue                               8,000               3-
                                Hanover, NH 03755                                                 0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Bailey, Paul                    5 Woods Road                                  8,000               4-
                                Marlboro, MA 01752                                                0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Bailey, Thomas                  583 Wiseria Street                            8,000               5-
                                Chula Vista, CA 91911                                             0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Baldholm, Lisa                  708 Marguerite                                8,000               6-
                                Marshall, MN 56258                                                0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Camillo, Joseph                 1224 South Hiawassee Rd #612 Orlando, FL      8,000               7-
                                32835                                                             0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Cohen, Patricia                 203 Waymouth Harbor Cove                      8,000               8-
                                Longwood, FL 32779                                                0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Cohen, Stephanie                203 Waymouth Harbor Cove                      8,000               9-
                                Longwood, FL 32779                                                0.0001%
------------------------------- -------------------------------------------   ------------------- --------------


                                       9

------------------------------- -------------------------------------------   ------------------- --------------
Cohen, Jessica                  203 Waymouth Harbor Cove                      8,000               10-
                                Longwood, FL 32779                                                0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Cunningham, Louise              9152 Balmoral New Sq. Windemere, FL  34786    8,000               11-
                                                                                                  0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Derrick, Michael                1303 Sweetwater Club Blvd.                    8,000               12-
                                Longwood, FL 32779                                                0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Disner, David                   715 Highmeade Terrace                         8,000               13-
                                Alpharetta, GA 30005                                              0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Johnson, Nicole                 5618 Figwood Lane                             8,000               14-
                                Orlando, FL 32808                                                 0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Lewis, Michael                  632 Stonefield Loop                           8,000               15-
                                Heathrow, FL 32746                                                0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Liebskind, Ada                  2460 Northside Drive                          8,000               16-
                                Clearwater, FL 34621                                              0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Lopez, Ezequial                 1902 Marie Hills Drive                        8,000               17-
                                Conyers, GA 30094                                                 0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Lopez, John                     2276 Concord                                  8,000               18-
                                Scotch Plains, NJ 07076                                           0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Lopez, Zeke                     7 Norvilla Rd.                                8,000               19-
                                Laguna Legal, CA 92677                                            0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Parr, Steven                    1240 S. Vineland Rd. #E-5                     8,000               20-
                                Winter Garden, FL 64787                                           0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Persichetti, Joe                967 Fosloria Drive                            8,000               21-
                                Melbourne, FL  32940                                              0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Saunders, Mary                  119-A University Blvd Harrisburg, VA          8,000               22-
                                22801                                                             0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Ward, Douglas                   732 Preserve Terrace                          8,000               23-
                                Lake Mary, FL  32746                                              0.0001%
------------------------------- -------------------------------------------   ------------------- --------------
Wilkinson, Terra                9152 Balmoral New Sq. Windemere, FL  34786    8,000               24-
                                                                                                  0.0001%
------------------------------- ------------------------------------------- ------------------- --------------
TOTAL 24 SHAREHOLDERS                                                       192,000               0.0024%
------------------------------- ------------------------------------------- ------------------- --------------


The following shareholders have family relationships with management:

         Blanche Bailey             Ms. Bailey is the sister-in-law of the
                                    Company's CFO James Bailey.

         Janis Bailey               Ms. Bailey is the sister of the Company's
                                    CFO James Bailey.

         Joan Bailey                Ms. Bailey is the mother of the Company's
                                    CFO James Bailey.

         Paul Bailey                Mr. Bailey is the brother of the Company's
                                    CFO James Bailey.

         Thomas Bailey              Mr. Bailey is the brother of the Company's
                                    CFO James Bailey.

         Terra Wilkinson            Ms. Wilkinson is the daughter of the
                                    Company's President Pamela Wilkinson.

ITEM 8. PLAN OF DISTRIBUTION

The Selling Security Holders or their transferees may sell the Securities offered by this Prospectus from time to time. To the best of our knowledge, no underwriting arrangements have been entered into by the Selling Security Holders. The distribution of the Securities by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such Securities at prevailing market prices at the time of sale and prices related to prevailing market prices or negotiated prices.

The Selling Security Holders may pledge all or a portion of the Securities owned as collateral for margin accounts or in loan transactions. Such Securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Security Holders, the pledgee in such loan transactions would have the same rights of sale as the Selling Security Holders under this prospectus. The Selling Security Holders also may enter into exchange traded listed option transactions which require the delivery of the Securities listed hereunder. The Selling Security Holders may also transfer Securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without payment of consideration. Upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders under this Prospectus.

Lastly, the Selling Security Holders and any brokers and dealers through whom sales of the Securities are made may be deemed to be "underwriters" within the meaning of the Securities Act. The commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

There can be no assurances that the Selling Security Holders will sell any or all of the Securities. In order to comply with certain state securities laws, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Securities may not be sold unless such Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in a distribution of the Securities may not simultaneously engage in market-making activities with respect to such Securities for a period of one or five business days prior to the commencement of such distribution.

In addition to, and without limiting the foregoing, each of the Selling Security Holders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations there under, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the Securities by the Selling Security Holders or any such other person.

All of the foregoing may affect the marketability of the Securities. Pursuant to an understanding we have with the Selling Securities Holders, we will pay all the fees and expenses incident to the registration of the Securities (other than the Selling Security Holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the Selling Security Holders).

ITEM 9.  LEGAL PROCEEDINGS

To the best of our knowledge, we are not a party to any pending legal proceeding. We are not aware of any contemplated legal proceeding by a governmental authority involving the Company.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Officers.

Our Bylaws provide that we shall have a minimum of one (1) and nor more than (7) director(s) on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. The directors and executive officers of the Company are as follows:

NAME                             AGE              POSITIONS HELD
----                             ---              --------------

Pamela Wilkinson                  43               President

James Bailey                      40               CFO, Secretary

The directors named above will serve until the next annual meeting of our shareholders, to be held within six (6) months of the close of our fiscal year or until a successor shall have been elected and accepted the position. Directors are elected for one-year terms.


Ms. Pamela Wilkinson has been an officer and director of our wholly-owned subsidiary Progressive Leasing, Inc. since its inception in February, 1998 and was elected President and a member of the Company's Board of Directors on April 4, 2002, following the stock exchange. Ms. Wilkinson plans on leading the Company in its strategy for increased leasing sales and corporate growth during 2002 and 2003. Since 1997, Ms. Wilkinson has held several corporate-related jobs for small companies, specializing in operational and management consulting. Ms. Wilkinson also currently serves as president and director of Ramsy Holdings Corp., and its wholly-owned subsidiary, GPI Marketing, Inc., both of which are private companies. GPI Marketing, Inc. is in the business of marketing products and services of International Paintball Manufacturing Corp., a Florida company. Since 1996, Ms. Wilkinson has served as President and director of Progressive Media Group, Inc., a private Florida company providing consulting services to small to mid-sized businesses throughout the US and Canada.

Mr. James Bailey has served as our President and Director since June, 1995, and then became our Chief Financial Officer (`CFO') and Secretary upon the stock exchange with Progressive Leasing in April 2002. Mr. Bailey will continue to perform duties related to administration, and will oversee our leasing operations as CFO during 2002, until a full-time CFO can be elected. Mr. Bailey's duties include managing working capital including all cash, marketable securities, receivables, and inventory, and performing financial forecasting, including budgeting. Mr. Bailey has worked as an investment banker from 1985 through 1997, when he became the President of Capital Leasing, a Florida leasing company. Mr. Bailey graduated from St. Cloud State University in 1984 and holds no directorships in any reporting companies.

Significant Employees.


Mr. Damasi Roberts has been Marketing and Sales Manager for Progressive Leasing since 1999. Mr. Roberts' duties include market planning, advertising, public relations, sales promotion, and merchandising for the leasing entity. Mr. Roberts works to facilitate staff training, while identifying and developing new markets. Other duties of Mr. Roberts include calling on equipment vendors and brokers, organizing the direct mail programs to potential customers in the equipment vendor's territory. From 1997 until 1999, Mr. Roberts served as a consultant to Progressive Media Group, Inc., a Florida-based consulting firm. We anticipate that we will expand our sales force as funds are raised for the Company, and at such time, Mr. Roberts will be charged with supervising the sales staff, although there is no assurance that we will be able to expand our sales force as planned if at all.


Family Relationships.

There are no family relationships among our officers, directors, or persons nominated for such positions.

Legal Proceedings.

No officer, director, or persons nominated for such positions and no promoter or significant employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 15, 2002, there were 80,000,000 shares of our common stock, $.001 par value, issued and outstanding. The following tabulates holdings of our common shares by each person who, as of July 15, 2002, (a) holds of record or is known by us to own beneficially more than 5.0% of our common shares and, in addition,
(b) by all of our directors and officers individually and as a group. To the best of our knowledge, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

Security Ownership of Beneficial Owners(1)(2)(3):

TITLE OF
CLASS      NAME & ADDRESS       AMOUNT           NATURE         PERCENT
-----------------------------------------------------------------------
Common     Pamela Wilkinson    72,008,000        Direct          90.01%
Common     James Bailey         7,800,000        Direct          09.75%

Security Ownership of Management(2):

TITLE OF
CLASS      NAME & ADDRESS       AMOUNT           NATURE         PERCENT
-----------------------------------------------------------------------
Common     Pamela Wilkinson    72,008,000        Direct          90.01%
Common     James Bailey         7,800,000        Direct          09.75%
                               ----------                        ------

TOTAL OFFICERS & DIRECTORS     79,808,000        Direct          99.76%

(1) Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, to the best of our knowledge.

(2) This table is based upon information obtained from our stock records and through the records of our transfer agent, Interwest Transfer Company, Inc.


(3) There are currently no options, warrants, rights, conversion privilege or similar obligations regarding any of these shares.


Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Change of Control.

There are currently no arrangements, which would result in a change of control of the Company.

ITEM 12. DESCRIPTION OF SECURITIES



Qualification.

The following statements constitute brief summaries of the material provisions of our Articles of Incorporation and Bylaws, as amended. As such, the full text of the Articles of Incorporation and Bylaws provided in the exhibits hereto should be referred to.

Common Stock.

Our Articles of Incorporation authorize us to issue up to 100,000,000 common shares, $.001 per common share. As of July 15, 2002, we had 80,000,000 shares of common stock outstanding held by 26 shareholders. All outstanding common shares are fully paid and non-assessable.

Liquidation Rights.

Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.

There are no limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Florida Statutes. We have not paid dividends to date, and it is not anticipated that any dividends will be paid in the foreseeable future.

Voting Rights.

Holders of our common shares are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.

Our common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.

There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of the Company. We have not issued preferred or debt securities.

Shares Eligible for Future Rights.

The 192,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act, except for any shares held by our "affiliates", which will be subject to the resale limitations of Rule 144 under the Securities Act.

In general, under Rule 144 as currently in effect, any of our affiliates and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

As a result of the provisions of Rule 144, some of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this Prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ITEM 13. EXPERTS


Our financial statements for the twelve month periods ending December 31, 2000 and 2001 and the six month period ending June 30, 2002 have been included in this Prospectus in reliance upon the report appearing in Item 22, of James E. Scheifley & Associates, P.C., Independent Certified Public Accountants, as experts in accounting and auditing.


ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

ITEM 15.   DESCRIPTION OF BUSINESS


We will voluntarily send an annual report to shareholders, which will include audited financial statements. We are a reporting company, and currently file reports with the Securities and Exchange Commission, including quarterly 10-QSB, annual 10-KSB, and any change of control 8-K filings.

The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at (http://www.sec.gov).

Summary

We provide lease financing to equipment vendors and businesses nationwide for equipment ranging in cost from $2,000 to $75,000. We are a full-service equipment leasing and finance company that does our own credit analysis, documentation, funding, billing, and collection. Since there is no intermediary in these smaller transactions, we anticipate this will result in a lower monthly payment for the lessee and a higher sales price for the vendor.


Although leasing is approximately a $207 billion industry(1), to date no single leasing company has managed to capture a dominant market share within the smaller niche of Business Product leasing, ranging from $2,000-$75,000 per lease. The number of leasing brokers in the US is growing rapidly, and several larger leasing companies have been sold or acquired since 2000. The size of the market, in terms of number of companies who lease equipment, continues to expand, including small ticket lessors focusing on information technology and internet-related companies. Leasing companies are convincing vendors that leasing makes it possible for more customers to acquire more equipment, thereby increasing vendor sales.

We are a combination of two types of companies, essentially a Lender-Broker hybrid company, receiving benefits from both types of operations.

As a lender, the Company intends to provide 100% lease financing in the $2,000 to $75,000 transaction range for a term of 12 to 60 months for most types of equipment used for business purposes. Based on proven credit criteria for above-average credit risks, we will finance leases for the soft costs(2) as well as for the equipment. We will outsources transactions over $75,000, essentially selling or brokering various leases directly to other financing sources, including commercial banks, finance brokers, and ohter lending institutions, allowing us to provide more services for our clients.

As a broker, all transactions will be reviewed without considering the dollar amount requested, to determine how much of the transaction to fund for the Company's lease portfolio, and to broker or outsource the remainder of the transaction and earn a fee that far exceeds costs. We will earn a commission on larger transactions. We are planning to increase our sales and cash flows throughout 2002, and expand our staff and resources to initiate further growth in 2003.


Products and Services

The Company finances leases and related equipment internally, rather than with financing provided by third-party lenders. The internal lease financing typically occurs in cases where the financed amounts are not sufficiently large to be attractive to lenders or where the credit rating of the lessee is not acceptable to lenders. As a lessor, the Company will provides funding for smaller transactions with companies that have good credit and shorter terms, at a targeted annual percentage rate (APR) between 14% and 22%. We will concentrate our sales efforts in the automotive repair and vending industries, with an average transaction size of $10,000 for an estimated average term of 48 months.

----------

1    The Association for Equipment Leasing and Finance, ELA Press Release:
     "Equipment Leasing Industry Tops $200 Billion in Total New Business Volume", dated November 24, 1999.

2 'Soft costs' consist of associated fees related to the leasing business such as installation of equipment at the customer site, including delivery charges, freight and shipping, and equipment and/or servicing warranties given to customers.

The Company's perceived value is the ability to approve a higher percentage of leases, but is not related to specific rates or turn-around time. Our customers experience good approval ratios at a fair price. Our customers can increase their sales and shorten their overall sales cycle. Vendors will not lose as many customers because of the leasing company they use. Their customers should not complain that the leasing company kept their security deposit, billed them for unnecessary insurance, automatically renewed the lease beyond its initial terms, or over-charged them for the residual value.

Many leasing companies could operate more profitably by limiting management employees and wasteful spending. Sales people spend a great deal of money entertaining potential vendors whereas we would use that money for unusual transactions that put money directly in a vendor's pocket. The Company is run as a small business without any middle management and without an extended sales force. Sales are handled internally and management maintains direct/ regular contact with customers. The Company intends on maintaining a lower number of employees per dollar amount funded.


The Company will attempt to minimize administrative operating costs. As the Company grows, additional clerical support staff and sales people will be added. We continually improve our processing functions through better organization, computer automation, and training. Currently, the Company concentrates on leasing automotive repair equipment, vending equipment, and computer equipment, as rapid technological change and obsolescence encourage more companies to lease rather than purchase soon-to-be `outdated' equipment. We are striving to become one of the top leasing companies used by small to mid-sized businesses throughout the US, but our growth will be limited by a heavy reliance on internal funding.


Customers


One of our business philosophies is to do business with customers that appeal to us, and then develop a mutually respectful and profitable relationship. The Company's performance will depend upon personal business practices and the ability to operate efficiently as both lender and a broker in the leasing industry. We feel that customers should have a high level of confidence in the entire operation of their leasing company.


There are many reasons why companies choose to lease equipment. Leasing can provide flexibility and protection against technological obsolescence, and it allows companies to match cash outflow with revenue production through the use of equipment. Leasing conserves valuable working capital and bank credit lines, and is both efficient and convenient for the customer.


Reasons why companies lease include greater purchasing power for higher-end equipment, no downpayment on certain leases, certain leases allow a lease structure to include additional services such as installation and technical support, and leasing offers the option of deducting 100% of the lease payment as a business expense.


Almost every type of organization uses leasing, including proprietorships, partnerships, corporations, and government agencies. Over 80% of US businesses lease at least one of their equipment acquisitions during the first two years of existence.

Several manufacturers like to control the market for used equipment. A good working relationship with our vendors should ensure the Company a place to wholesale returned or defaulted leased equipment, saving both companies labor costs and selling expenses. As of yet, we do not have any long-term contracts to secure a wholesale resale market for any vendors.





We provide custom leasing services and support to our vendors through working with vendors' sales personnel to offer lease financing solutions to the vendors' end-user customers. The services and support provided by the Company include: custom lease payment streams and structures; upgrade and add-on financing; renewals; and technology budget leases.


We treat the manufacturers' representatives as an extension of the Company's direct sales force. We provide support to manufacturers representatives whenever required. This allows the representatives to perform efficiently as a sales force. We provide support to potential lessees and our customers in pre-sales and post-sales situations involving a leasing application or presentation. These services are provided to assure customer satisfaction and loyalty, increase sales, and maintain a high profile within our service area.

Distribution


We currently conduct business nationwide and throughout Canada. Currently, the majority of the business is done in the Eastern United States, predominantly Florida.


Product/Service Life Cycle

The Company offers leases for a term of 12 to 60 months, averaging 48 months. When the Company is leveraged, rising interest rates can affect profits on previously funded lease transactions, but current lease pricing tends to reflect changes in interest rates. The Company reinvests the monthly cash flow generated from the Company's Lease Portfolio in new leases at the current market rates in a continually growing portfolio.

Planned Products/Services and Position for Growth


Occasionally, there will be opportunities for us to become a distributor for selected equipment. For example, XYZ may offer the Company an opportunity to become a "national account", entitling the Company to a discount on XYZ's equipment in exchange for agreeing to finance sub-standard credits for a short term, at a high rate. If the customer stops paying, an equipment vendor will re-market the equipment on a high priority basis within a given time. Currently, we are not active in this market but will consider it in the future.

Pay Back


Lessees do whatever they can to retain equipment that they perceive as having real value. For example, a frame machine is typically owned and used longer than a computer. One of the biggest reasons for lessee default is lack of service for the equipment during the term of the lease. When a piece of equipment is not working, the lessee is losing customers and money, and therefore often stops making payments. Even though the lease explicitly states that we do not fund service, lessees often stop paying us. The vendors we choose to deal with have a good reputation for providing service. They depend on their service to sell equipment. Also as stated above, a strong vendor relationship allows us to wholesale returned or defaulted leased equipment, thereby saving labor costs and selling expenses.





Several manufacturers like to control the market for used equipment. A good working relationship with our vendors ensures the Company a place to wholesale returned or defaulted leased equipment; and saves both of companies labor costs and selling expenses.


Key Benefits


The Company offers 100% financing of equipment that banks tend to avoid. Banks prefer to finance autos and real estate. Banks usually are averse to equipment financing, and require big down-payments or real estate as collateral.

The Company offers quick approval and processing time for established, top-quality vendors. Banks often take a long time to approve and process lease transactions.

Leasing helps to increase a vendor's sales market, and can increase the average transaction size. Leasing shortens a vendor's sales cycle. A vendor can be paid as quickly as the vendor can install equipment. A signed lease takes the sale `off the street', and stops the vendor's customer from shopping with other vendors.

A lease provides flexibility by offering various terms and purchase options, and increases the amount of soft costs in each sale because the lessee will often buy if the installment payment matches the lessee's monthly budget. Big companies can usually stay within their budget restraints. Lessees can purchase more equipment today while staying within a comfortable payment budget. Lessees can expand faster and pursue opportunities in a changing market place, while retaining operating capital for emergencies.


Our Objectives

Our primary organizational objectives are to:


     A. Create an extremely profitable small Lender/Broker leasing company with great growth potential. Do a large volume of small transaction equipment leasing, at a higher than average industry rate to the lessee, at below industry average operating costs.

     B. Develop a selective group of top quality vendors as customers that do large volume rather than doing business with many one-time vendors.

     C. The Company should retain earnings and capital investment for three years to reinvest in leases. After three years, the Investors should evaluate whether they want to withdraw their investment or retain it in the Company, allowing it to grow. Selling off or leveraging our lease portfolio could finance any partial liquidation. We could evaluate going public as an option for financing an equity buyout of our investors.

Rationale

Our business philosophies are to do business with people that we like and develop a mutually respectful and profitable relationship. The Company has performed well as both lender and a broker in the leasing industry due to our personal practices and the ability to operate efficiently. Customers have a high level of confidence in the entire operation.


It appears that brokers don't take advantage of leasing and apply it to their own business, and lenders don't teach employees to associate their business with profitability. The person who heads up most leasing companies wants to operate as a sales person, when they should concentrate on determining profitability. Our management believes that sales people should work within established guidelines and should have their spending habits monitored.


Business Strategy

         Focus on Vendor Leasing


         Our business strategy is to differentiate from our competitors by concentrating on a relatively small number of vendors whose products often are leased. We develop vendor programs that involve equipment purchases and remarketing relationships with equipment manufacturers and distributors. These vendor programs are critical to our future growth, and vendor-remarketing assistance is necessary to maximize the residual value of equipment.


         Growth


         Our growth opportunities are enhanced by developing relationships with vendors that appear to be growing rapidly in industries likely to experience growth, in our estimation. In addition, the Company's formal vendor relationships result in the vendor bringing to the attention of the Company lease financing opportunities not typically brought to the attention of other financing sources.


         Access to Customers

         We utilize the vendor's sales organization to gain access to a large and diversified end-user customer base, without incurring the costs of establishing independent customer relationships.

         Remarketing Assistance


         Through the vendor relationship, which typically provides for the upgrade, refurbishment, re-certification and remarketing of equipment purchased by us, the residual risk associated with ownership of the equipment at the end of the lease term is reduced. As a result, our residual profit opportunity is enhanced.

         Focus on Selected Industries


         By focusing on selected industries such as automotive repair equipment, vending equipment, and computer equipment, we can take advantage of the background and expertise of key personnel who have developed important relationships with equipment distributors. We invest in understanding the specific products of the vendors with which it has vendor programs. As a result, we make more informed decisions regarding residual values of such products and the pricing of lease transactions, thereby maximizing opportunities for residual profits.


         Focus on Quality Credits


         We seek to reduce the financial risk associated with the lease transactions we originate by focusing our marketing programs and resources on credit worthy end-user lessees. This strategy also reduces the requirements for recourse financing and equity capital because a lease with a credit-worthy lessee can generally be financed on a non-recourse basis, with the financing proceeds used to pay for a substantial portion of the purchase price of the equipment.


         Focus on Personalized Service

         We seek to minimize the time required to respond to customer requests, and maximize the economic return from individual lease transactions, through direct contact with both the end-user lessee and the vendors' sales representative. In many instances this direct contact with the lessee permits us to custom tailor the lease transaction to the lessee's specific requirements.

         Focus on New Vendor Development

         We invest substantial resources to develop relationships with financing sources and with end-user customers of leased equipment. We seek out vendor programs with new vendors in order to increase our growth and enhance the return on these investments.

         Focus on Continuous Cost Improvements

         We seek to reduce those costs associated with borrowing related to equipment acquired for lease and related to our operations through a program of continuous cost reduction, while maintaining our focus on appropriate checks and balances with our process control and administrative system.

         o Borrowing Costs: Our cost improvement strategy includes the reduction of both short-term, typically recourse, borrowing costs, and long-term, typically non-recourse, borrowing costs. Short-term, recourse, borrowing costs are expected to be reduced over time through expanded lines of credit with lower interests rates made available as a result of our improving capitalization and credit standing. The cost of longer-term, non-recourse borrowings is expected to be reduced through our plans to finance lease transactions through developing other funding sources.

         o Operational Costs: We strive to reduce operational costs relative to our revenues through the development and implementation of a computerized common database to generate lease documents. The objectives are to reduce repetitious clerical operations while improving internal controls and the quality of documentation. We are continually evaluating administrative processes with the objective of improving those processes and thereby reducing costs and improving customer services.


         o Direct Leases: Under direct leases, the lessees enter into master lease agreements directly with the Company, rather than with the vendor. The master lease agreement sets forth the basic terms and conditions under which we lease equipment to the lessee. The lease of specific equipment is documented with a simple supplement to the master lease agreement, thereby avoiding the necessity of negotiating a new agreement each time the lessee desires to acquire additional equipment. Such a lease structure makes it convenient for the lessee to acquire add-ons and/or upgrades to equipment it has leased from us, and for us to finance such add-ons and upgrades.


Pricing and Profitability

Pricing is flexible. We will not pursue any lease that does not cover the processing costs. Currently, interest rates are driven as much by competitors as they are by the prime interest rate. Generally, our interest rates are more in line with rates established by brokers in the region than those set by large volume leasing companies. The pricing is competitive because we are pursuing the same customers.


Our business philosophy is to attract the vendor with an overall competitive rate sheet; while offering a higher rate in the areas we want to place in our lease portfolio. We position ourselves slightly higher than the regional average in these areas and slightly lower than competitors in the other areas. We maintain a high enough margin in the other areas to profit if the lease is brokered off.

Vendors are more concerned about interest rates than customers. Once a customer feels that he or she is getting a fair price on a piece of equipment, interest rates are rarely a predominant consideration. Since vendors are our primary customers and need to perceive that their leasing company's interest rates are low, we make certain that we are competitive with the leasing company(ies) they have used in the past.

Discounts

We do not offer volume discounts; we believe each vendor is equally important. Commissions and bonuses are occasionally available to equipment vendors for improving profit margins.

Selling Tactics

Currently, our Director of Marketing, Mr. Damasi Roberts, coordinates all selling efforts. The majority of sales are made through direct sales, primarily because our services require customer education as well as pre-sales support and post-sale support directly from us. Personal presentations are sometimes given to selected manufacturers, distributors, equipment vendors, and lessees.


Most lessees shop for equipment vendors, but do not shop for leasing companies. We put a great deal of effort into soliciting potential lessees by mail and phone. We send volumes of direct mailers to potential lessees. We make follow-up phone calls after a direct mailing. The benefit from soliciting lessees is that the Company is not a second party to the lessee, and thus we do not have the vendor dictating the rate that we charge a lessee. Additionally, if the lessee selects another vendor, we still control the lease. Also, we can identify potential customers, which we can then in turn refer to vendors. Vendors often refer business to leasing companies. Thus, we can often benefit from opportunities created by other vendors, and vice-versa.


Attending major trade shows is another method for maintaining a high profile with equipment vendors. If a major product/service announcement is feasible at one of the shows, care should be taken to plan the announcement in advance. In the past, vendors have invited the Company to attend trade shows as the vendor's guest.


Management does not deem it necessary to participate in all of the expensive organizations traditionally participated in by other lessors. However, we have elected to become of UAEL (United Association of Equipment Lessors) in the near future, if possible. We believe that marketing expenses should directly benefit our vendors and brokers. We do not want to be regarded as a large company regardless of our sales volume; instead, we would like to be perceived as a competent, efficient small business.


         Business Relationships/Joint Marketing Relationships


         Manufacturers and their representatives (vendors) promote the Company and bring us lessee customers. We treat the manufacturers' representatives as an extension of our direct sales force. We provide support to manufacturers representatives whenever required. This allows them to perform efficiently as a sales force.

         Sometimes this support takes the form of training, when requested by a specific manufacturer's representative, through educating salespeople of the many specific benefits derived from using financing as a sales tool. As price and total cost are often primary objections offered by customers, we illustrate various financing options, which are usually tailored to meet the customer budget. When a representative can fully explain these different options, it will add to and improve his or her overall presentation to the customer, thus diffusing objections and increasing the likelihood of completing the sale.

         Also, upon request, we will send representatives out to various trade shows and/or sales conferences in order to provide support to our sales representatives with booths or exhibits at these shows. This way, we can answer questions and provide additional backup, whereby the customer will see the leasing company in addition to the sales staff, thus showing additional strength and credibility.


     Advertising and Promotion




         o Future plans include the printing and distribution of sample brochures, advertisements, announcements, press releases, or other promotional literature, sent to actual and/or prospective clients.



     Sales Support Materials


         Our future plans include the creation of a company sell sheet for use as an advertising tool, to be sent to current and prospective leasing customers, including:


                  o        Overview of the Market: size; characteristics
                  o        The market need, present & future.
                  o        The Company, History, Management Philosophy.
                  o        The Products/Services and Market niches.

     Newsletter


     A newsletter is an important means of communicating with our vendors and key customers. Although we have not published any newsletter at this time, we have future plans to design and produce an entertaining newsletter that primarily serves as a greeting and thank you to our key customers.


Staffing

One additional Clerical/Sales position may be required for every additional $500,000 per month of gross revenues we attain. Additional staffing is limited to candidates with good organizational skills and friendly personalities regardless of education.




Based on an initial $2,000,000 of outside investment(3) into the Company to be utilized for funding leases internally, the projected staff requirements for the next three years include:

----------
3 This amount of $2,000,000 is a projected number only, based on management's projections of our needs and forecasted uses for our leasing business, and is an amount that management feels is reasonable and obtainable by the Company by July 1, 2003, with our management working to obtain this funding, both through their own efforts and with the assistance of outside financing consultants. There is no assurance that the Company will be able to raise any of these funds by July 1, 2003, and if the Company is unsuccessful in raising some or all of these funds, it will seriously impact our ability to fund leases internally, which will in turn affect our staffing needs.

         By July 1, 2003: $2,000,000 value of leases funded internally, with $2,000,000 value of leases brokered to other outside funding entities. The staff requirements include utilization of our current team plus an additional 1 clerical, 1 salesperson.

         By July 1, 2004: $4,000,000 value of leases funded internally, with $2,500,000 value of leases brokered to other outside funding entities. The staff requirements include utilization of our current team plus an additional 1 clerical, 2 salespeople and one operator/mail staff member.

         By July 1, 2005: $8,000,000 value of leases funded internally, with $3,000,000 value of leases brokered to other outside funding entities. The staff requirements include utilization of our current team plus an additional 1 clerical, 4 salespeople and one operator/mail staff member.


The operator/mail staff member will answer the telephone, open mail, send out mail, and prepare bank deposits.

ITEM 16.   COMPETITION

The equipment leasing industry is characterized by significant competition. The Company competes with leasing companies, commercial banks and other financial institutions, some of which may provide the Company with capital to finance its leases. A substantial number of the Company's competitors are significantly larger and have substantially greater resources than the Company.


The Company's product and market focus should limits direct competition with several of these types of companies. Bank-affiliated lessors typically do not directly compete in the operating lease segment of the leasing industry. Captive leasing companies typically finance only their parent company's products.

The Company's primary competition in terms of the type of business is from large brokers doing over $10 million dollars annually. Brokers tend to go after the smaller vendors because they want to establish a personal relationship, whereas large leasing companies do not. Large leasing companies tend to go after large volume vendors by attracting them with lower rates. When dealing primarily with smaller vendors the processing costs are lower and profit margins (interest rates) are greater. In terms of size (sales volume), we compete with large leasing companies doing $50 - $150+ million annually. Existing businesses have greater operating costs so there is little chance that they will enter into the same markets and compete on a price basis. As the market continues to evolve, we will be forced to compete with both large and small leasing firms.

Some larger leasing firms that the Company must compete include GE Leasing, eLease, and Fleet Capital Leasing, along with several smaller, regional leasing firms. We believe we can compete with these smaller firms on the basis of price, responsiveness to customer needs, flexibility in structuring lease transactions, relationships with our vendors and knowledge of our vendors' products. When forced, we hope to compete with the larger firms by establishing strong personal relationships with our customer, and using value-added incentives, such as better service and faster response time, in order to win their loyalty and establish an ongoing relationship.

ITEM 17. MANAGEMENTS DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2001 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 2000.


Gross income for our Progressive Leasing subsidiary, for the twelve months ended December 31, 2001 was $16,665 as compared to $56,748 for the twelve months ended December 31, 2000, a decrease of $40,083 (-70.63%). Reasons for the decline include fewer leasing customers identified by our management team, as the tragedy of September 11 drastically reduced the number of our business opportunities, and likewise forced our management to devote less time to our business during the fourth quarter of 2001, typically the optimal quarter for leasing revenues.


Total operating expenses for the twelve months ended December 31, 2001 were $38,851 as compared to $89,909 for the twelve months ended December 31, 2000, a decrease of $51,058 (-56.78%). The decrease in expenses was primarily due to fewer sales and leasing opportunities as described above, as well as fewer administrative and professional fees, as they declined from $46,338 in 2000 to $12,020 in 2001.

Net loss for the twelve months ending December 31, 2001 was $22,186 as compared to $33,162 for the twelve months ending December 31, 2000 or a decrease in the net loss of $10,976 (33.09%). This decrease was attributable to reduced consulting fees and other administrative expenses, and a substantial reduction of bad debt expenses from $22,647 in 2000 to $4,251 in 2001.

LIQUIDITY AND CAPITAL RESOURCES


As of December 31, 2001, we had a net cash provided by operating activities of a total of $31,077, as opposed to -$31,484 for year-end 2000, a difference of plus $62,561, based in part upon an increase in leases of $45,140 in 2001 as opposed to $-8,360 in 2000. In 2001, we had cash flows from financing activities of -$40,000, as we repaid a related party loan. Our cash and cash equivalents for the beginning of the period were $9,261 and at the end of the period were $338, a total decrease in cash of $8,923.


We believe that we must work to secure an additional $500,000 from outside sources in order to grow and expand our leasing business according to our business strategies outlined above. We feel that we has sufficient liquidity to meet all of our cash requirements for the next three months, and that subsequent leasing revenues will provide sufficient cash flows to meet our increased operating needs. However, there is no assurance that we will obtain these additional funds, and if we do not obtain these funds, there is a chance that we will not be able to continue our leasing operations.

ITEM 18. DESCRIPTION OF PROPERTY

We currently have no material assets, and we do not own or lease any real or personal property. We currently operate without charge out of space donated by the Company's Secretary and Director, James Bailey, at 1008 Royal Aberdeen Way, Orlando, Florida 32828. We believe that this space is sufficient for our leasing service business at this time. We have indicated a capital contribution of $50 per month of activity for the donation of such space on our financial statements.


ITEM 19. RELATED PARTY TRANSACTIONS





Other than the issuance of shares to our current officers and directors, Pamela Wilkinson and James Bailey, we have not entered into any transactions with our officers, directors, persons nominated for such positions, beneficial owners of 5% or more of our common stock, or family members of such persons. In 1995, we issued 4,875 restricted shares to Mr. Bailey in consideration of his capital contribution to us in the amount of $1,000 and for his services in the formation and organization of the Company. Since the shares were restricted at the time of issuance, with no market for our stock at that time, the value of the shares was determined to be very little. With the par value being $.001, a value of $4.875 could be estimated at that time. As Mr. Bailey performed almost all of the services for the Company in 1995, and contributed all of the capital of $1,000, it was determined that the value for his services equated to at least 95% of the shares issued by the Company. This resulted in his being issued 4,875 of the 5,000 total shares issued and outstanding, or 97.5% of the total. We believe that the transaction with Mr. Bailey was at least as favorable to the Company as we would expect to negotiate with an unrelated third party based upon Mr. Bailey's actual contribution to the Company, and, based upon market conditions at that time, we feel that the shares issued to him for these services was fair and reasonable.

In 2002, we issued 72,000,000 restricted shares to Ms. Wilkinson as consideration for the exchange of 100% of her shares of Progressive Leasing, Inc., now our wholly-owned subsidiary company. Since the shares were restricted at the time of issuance, with no market for our stock at that time, the value of the shares can be determined based on par value. With the par value being $.001, a value of $72,000 could be estimated at that time. As Ms. Wilkinson was exchanging 100% of her shares in Progressive Leasing, it was negotiated (between companies) and determined that the fair value for these shares was 90% of the shares of our Company after the stock exchange. The resulting numbers (72 out of 80 million) reflect this negotiation and subsequent issuance.


We are not a subsidiary of any other company. Since the original issuance of our common shares, we have not and do not intend to enter into any transactions with our promoter.

Our management is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, our management may face a conflict in selecting between the Company and their other business interests. At this time, we have not yet formulated a policy for the resolution of such conflicts.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

There is no established public trading market for our securities. None of our common stock is subject to outstanding options or warrants to purchase our shares.

There are 80,000,000 shares of our common stock outstanding, all of which are restricted securities. Of these outstanding shares, there are 79,808,000 shares held by affiliates. The remaining 192,000 shares of common stock are held by non-affiliates. The restricted securities as defined under Rule 144 of the Securities Act may only be sold under Rule 144 or otherwise under an effective registration statement or an exemption from registration, if available.

Rule 144 generally provides that an affiliate, including directors, officers and control shareholders, who has satisfied a one year holding period for the restricted securities may sell, within any three month period subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Sales under Rule 144 must also be made without violating the manner-of-sale provisions, notice requirements, and the availability of public information about us. A sale of shares by such security holders, whether under Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.

Penny Stock Considerations.

Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

No market exists for our securities and there is no assurance that a regular trading market will develop, or if developed will be sustained. A shareholder in all likelihood, therefore, will not be able to resell the securities referred to herein should he or she desire to do so. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. There are no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

As of the date of this registration, we had twenty-six (26) holders of record of our common stock. We currently have one class of common stock outstanding and no preferred shares outstanding.

We have not paid any dividends since our inception. We have no restrictions that limit our ability to pay dividends, but we do not anticipate paying dividends in the near future.

ITEM 21. EXECUTIVE COMPENSATION


No compensation has been paid since our inception to any of our officers, and no compensation has been paid to any officers of our wholly-owned Progressive Leasing, Inc. subsidiary. There is no earned but unpaid compensation owed to any current or past officer or director of the Company.

ITEM 22. FINANCIAL STATEMENTS




                           Auto Wholesale Specialists,
              and wholly-owned subsidiary Progressive Leasing, Inc.

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS
                          ----------------------------


                                                                  PAGE
AUTO WHOESALE SPECIALISTS, INC.
-------------------------------
Independent Auditor's Report                                       F-2

Balance Sheet as of December 31, 2001                              F-3

Statement of Operations for the Twelve
Months Ended December 31, 2001 and 2000
and for the Period From Inception (July 11, 1994
to December 31, 2001                                               F-4

Statement of Changes in Stockholders' Equity
for the Period From Inception (July 11, 1994)
to December 31, 2001                                               F-5

Statements of Cash Flows for the Twelve Months
Ended December 31, 2001 and 2000 and for the
Period From Inception (July 11, 1994
to December 31, 2001                                               F-6 - F-7

Notes to Financial Statements                                      F-8 - F-10


PROGRESSIVE LEASING, INC.
-------------------------
Independent Auditor's Report                                       F-11

Balance Sheet as of December 31, 2001                              F-12

Statement of Operations for the Twelve
Months Ended December 31, 2001 and 2000                            F-13

Statement of Changes in Stockholders' Equity
For the Years ended December 31, 2001 and 2000                     F-14

Statements of Cash Flows for the Twelve Months
Ended December 31, 2001 and 2000                                   F-15 - F-16

Notes to Financial Statements                                      F-17 - F-20

AUTO WHOLESLAE SPECIALISTS, INC.
--------------------------------
Consolidated Balance Sheet as of June 30, 2002 (Unaudited)         F-21

Consolidated Statements of Operations for the
Three Months and Six Months Ended June 30, 2002 and 2001
(Unaudited)                                                        F-22


Consolidated Statements of Cash Flows for the Six Months
Ended June 30, 2002 and 2001 (Unaudited)                          F-23

INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
Auto Wholesale Specialists, Inc.


We have audited the balance sheets Auto Wholesale Specialists, Inc. (a development stage company) as of December 31, 2001 and the related statements of operations, changes in stockholders' equity, and cash flows for each of the two years then ended and for the period from inception to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position Auto Wholesale Specialists, Inc. as of December 31, 2001 and the results of its operations and cash flows for each of the two years then ended and for the period from inception to December 31, 2001, in conformity with generally accepted accounting principles.




                                        James E. Scheifley & Associates, P.C.
                                        Certified Public Accountants

Denver, Colorado
January 18, 2002

                        AUTO WHOLESALE SPECIALISTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET


                                     ASSETS
                                     ------

                                                                December 31,
Current assets:                                                    2001
                                                                 --------


      Total current assets                                       $     --
                                                                 --------

Total assets                                                     $     --
                                                                 ========

                              STOCKHOLDERS' EQUITY
                              --------------------
Current liabilities:
  Accounts payable                                               $    350
                                                                 --------
      Total current liabilities                                       350


Stockholders' equity:
 Common stock, $.001 par value,
  50,000,000 shares authorized, 2,000,000 shares
  issued and outstanding                                            2,000
 Additional paid in capital                                        11,694
 (Deficit) accumulated during
  development stage                                               (14,044)
                                                                 --------
                                                                     (350)
                                                                 --------
                                                                 $     --
                                                                 ========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                        AUTO WHOLESALE SPECIALISTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                   YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
       FOR THE PERIOD FROM INCEPTION (JULY 11, 1994) TO DECEMBER 31, 2001

                                                                           Period From
                                                    Years Ended            Inception To
                                             December 31,   December 31,   December 31,
                                                2001           2000            2001
                                             -----------    -----------    -----------
 Operating expenses:
   Consulting services                       $        --    $        --    $     5,000
   Professional fees                               2,050          2,050          5,400
   Coroprate reinstatement fee                        --             --          1,244
   Administrative expenses                           600            600          2,400
                                             -----------    -----------    -----------
                                                   2,650          2,650         14,044
                                             -----------    -----------    -----------

(Loss from operations) and net (loss)        $    (2,650)   $    (2,650)   $   (14,044)
                                             ===========    ===========    ===========


Per share information:
 Basic and diluted (loss) per common share   $        --    $        --    $        --
                                             ===========    ===========    ===========

 Weighted average shares outstanding           2,000,000      2,000,000      2,000,000
                                             ===========    ===========    ===========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                        AUTO WHOLESALE SPECIALISTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
       FOR THE PERIOD FROM INCEPTION (JULY 11, 1994) TO DECEMBER 31, 2001

                                                   COMMON STOCK         ADDITIONAL   ACCUMULATED
                                               ----------------------    PAID-IN    DURING DEVELOP-
         ACTIVITY                               SHARES       AMOUNT      CAPITAL      MENT STAGE       TOTAL
                                               ---------    ---------    ---------     ---------     ---------
Shares issued for services
  on June 15, 1995 @ $.0025 per share          2,000,000    $   2,000    $   3,000    $      --     $   5,000

Net loss for the period ended
  December 31, 1995                                   --           --           --       (5,000)       (5,000)
                                               ---------    ---------    ---------     ---------     ---------

Balance December 31, 1995 through 1997         2,000,000        2,000        3,000       (5,000)           --

Contribution of capital by
  major shareholder                                   --           --        1,844           --         1,844

Net (loss) for the year
 ended December 31, 1998                              --           --           --       (1,844)       (1,844)
                                               ---------    ---------    ---------     ---------     ---------

Balance, December 31, 1998                     2,000,000        2,000        4,844       (6,844)           --

Contribution of capital by
  major shareholder                                   --           --        1,900           --         1,900

Net (loss) for the year
 ended December 31, 1999                              --           --           --       (1,900)       (1,900)
                                               ---------    ---------    ---------     ---------     ---------

Balance, December 31, 1999                     2,000,000        2,000        6,744       (8,744)           --

CONTRIBUTION OF CAPITAL BY
  major shareholder                                2,300        2,300

Net (loss) for the year
 ended December 31, 2000                              --           --           --       (2,650)       (2,650)
                                               ---------    ---------    ---------     ---------     ---------

Balance, December 31, 2000                     2,000,000        2,000        9,044      (11,394)         (350)

Contribution of capital by
  major shareholder                                   --           --           --        2,650         2,650

Net (loss) for the year
 ended December 31, 2001                              --           --           --       (2,650)       (2,650)
                                               ---------    ---------    ---------     ---------     ---------

Balance, December 31, 2001                     2,000,000    $   2,000    $  11,694    $ (14,044)    $    (350)
                                               =========    =========    =========     =========     =========


                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                        AUTO WHOLESALE SPECIALISTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                   YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
       FOR THE PERIOD FROM INCEPTION (JULY 11, 1994) TO DECEMBER 31, 2001

                                                                           Period From
                                                     Years Ended           Inception To
                                               December 31,  December 31,  December 31,
                                                 2001          2000           2001
                                               --------      --------       --------
NET INCOME (LOSS)                              $ (2,650)     $ (2,650)     $(14,044)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Services provided as capital contribution      2,650         2,300        14,044
  Changes in assets and liabilities:
   Increase in accounts payable                      --           350            --
                                               --------      --------      --------

  Total adjustments                               2,650         2,650        14,044
                                               --------      --------      --------
  Net cash provided by (used in)
   operating activities                              --            --            --

Increase (decrease) in cash                          --            --            --
Cash and cash equivalents,
 beginning of period                                 --            --            --
                                               --------      --------      --------
Cash and cash equivalents,
 end of period                                 $     --      $     --      $     --
                                               ========      ========      ========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                        AUTO WHOLESALE SPECIALISTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                   YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
       FOR THE PERIOD FROM INCEPTION (JULY 11, 1994) TO DECEMBER 31, 2001

                                                                   Period From
                                           Years Ended             Inception To
                                       December 31, December 31,    December 31,
                                         2001         2000             2001
                                       --------     --------       ------------

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for interest             $     --      $     --      $     --
   Cash paid for income taxes         $     --      $     --      $     --


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

Auto Wholesale Specialists, Inc.
Notes to Financial Statements
December 31, 2001


Note 1. Organization and Summary of Significant Accounting Policies.
        ------------------------------------------------------------

The Company was incorporated in Florida on July 11, 1994. The Company is in its development stage and to date its activities have been limited to organization and capital formation.

     Loss per share:
Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the Company has no potentially dilutive securities outstanding.

      Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates

The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

     Stock-based Compensation
The Company adopted Statement of Financial Accounting Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. The Company did not pay any stock based compensation during any period presented.

New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations ("SFAS 141), which is required to be adopted for business combinations initiated after June 30, 2001. SFAS 141 prohibits the use of the pooling of interest method of accounting. The Company plans to follow the requirements of SFAS 141 to account any future merger.

Management believes that the adoption of SFAS No. 141 has had no impact on the Company for the year ended December 31, 2001.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142), which is required to be adopted for fiscal years beginning after December 15, 2001. SFAS 142 establishes accounting rules for recording goodwill and other intangible assets. It prohibits the amortization of goodwill and intangible assets that have an indefinite useful life. Such assets are required to be tested for impairment on an annual basis. Company plans to follow the requirements of SFAS 142 to account for any future merger.

Management believes that the adoption of SFAS No. 142 will have no impact on the Company for the year ended December 31, 2001.

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which is required to be adopted for fiscal years beginning after December 15, 2001. SFAS 144 establishes accounting rules for recognition and measurement of impairment losses of certain long-lived assets.

Management believes that the adoption of SFAS No. 144 will have no impact on the Company for the year ended December 31, 2001.

Note 2.  Stockholders' Equity.

On June 15, 1995 the Company issued 2,000,000 shares of its common stock to its founders in exchange for services valued at $5,000. During October 1998, the Company's principal shareholder paid expenses of the Company amounting to $1,244 to reinstate the Company in the State of Florida. Additionally, the shareholder provides office services to the Company that were valued at $600 for each of the years ended December 31, 2001 and 2000. No such costs were provided for in periods prior to the year ended December 31, 1998 as the Company was dormant. During each of the years ended December 31, 2001 and 2000, the shareholder paid $2,050 of professional fees in behalf of the Company. The shareholder does not expect repayment of the expenses paid and the Company is not obligated to make such repayment, therefore, the Company has recorded the expenses as a contribution to its capital by the shareholder.

Note 3. Related Party Transactions.

The Company neither owns nor leases any real or personal property. Office services are provided without charge by an officer of the Company. The fair value of such costs have been estimated to be approximately $50 per month and have been reflected in the accompanying financial statements. The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise.

Note 4. Income Taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during the period presented.

The Company has not provided for income taxes during the periods ended December 31, 2001 and 2000 as a result of operating losses. The Company has a net operating loss carryforward at December 31, 2001 of approximately $14,000, which expires $5,000 in 2015, $1,800 in 2018, $1,900 in 2019, $2,600 in 2020 and
$2,700 in 2021. The Company has fully reserved the deferred tax asset (approximately $2,100) that would arise from the loss carryforward since it is more likely than not that the Company will not sustain a level of operations that will provide sufficient taxable income to utilize the loss to reduce taxes in future periods. The reserve increased by approximately $400 for the year ended December 31, 2001.

INDEPENDENT AUDITOR'S REPORT


Board of Directors and Shareholders
Progressive Leasing, Inc.


We have audited the balance sheet Progressive Leasing, Inc. as of December 31, 2001 and the related statements of income, changes in stockholders' equity, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position Progressive Leasing, Inc. as of December 31, 2001 and the results of its operations and cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.




                               James E. Scheifley
                               Certified Public Accountant

Dillon, Colorado
June 25, 2002

                            PROGRESSIVE LEASING, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2001

                                     ASSETS
                                     ------

                                                                  December 31,
                                                                     2001
                                                                   --------
  Cash                                                             $    338
  Net investment in direct financing
   and sale type leases                                               1,275
                                                                   --------
      Total current assets                                            1,613

Equipment on operating lease, net of
 accumulated depreciation of $13,209                                  6,605

Net investment in direct financing
 and sale type leases                                                   460
                                                                   --------

Total assets                                                       $  8,677
                                                                   ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
      Total current liabilities                                    $     --

Lease deposits                                                        1,184

Stockholders' equity:
 Common stock, $.001 par value,
  10,000,000 shares authorized, 1,000,000 shares
  issued and outstanding                                              1,000
 Additional paid in capital                                          49,000
 (Deficit) accumulated during
  development stage                                                 (42,507)
                                                                   --------
                                                                      7,493
                                                                   $  8,677
                                                                   ========




                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                            PROGRESSIVE LEASING, INC.
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                            Years Ended
                                                            December 31,
                                                        2001           2000
                                                    -----------     -----------

Lease income                                        $    16,665     $    56,748

 OPERATING EXPENSES:
   Consulting services                                   12,020          46,338
   Professional fees                                        545             400
   Bad debts                                              4,251          22,647
   Depreciation expense                                   7,963           9,871
   Printing                                                  --           3,213
   Loss on disposition of leased assets                  13,206              --
   Other administrative expenses                            866           7,440
                                                    -----------     -----------
                                                         38,851          89,909
                                                    -----------     -----------

(Loss from operations) and net (loss)               $   (22,186)    $   (33,162)
                                                    ===========     ===========


PER SHARE INFORMATION:
 Basic and diluted (loss) per common share          $     (0.02)    $     (0.03)
                                                    ===========     ===========

 Weighted average shares outstanding                  1,000,000       1,000,000
                                                    ===========     ===========






                    SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                            PROGRESSIVE LEASING, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


                                          COMMON STOCK                 ADDITIONAL       RETAINED
                                     --------------------------         PAID-IN         EARNINGS
       ACTIVITY                       SHARES           AMOUNT           CAPITAL         (DEFICIT)           TOTAL
                                     ---------        ---------        ---------        ---------         ---------
Balance, December 31, 1999           1,000,000        $   1,000        $  49,000        $  12,841         $  62,841

Net (loss) for the year
 ended December 31, 2000                    --               --               --          (33,162)          (33,162)
                                     ---------        ---------        ---------        ---------         ---------

Balance, December 31, 2000           1,000,000            1,000           49,000          (20,321)           29,679

Net (loss) for the year
 ended December 31, 2001                    --               --               --          (22,186)          (22,186)
                                     ---------        ---------        ---------        ---------         ---------

Balance, December 31, 2001           1,000,000        $   1,000        $  49,000        $ (42,507)        $   7,493
                                     =========        =========        =========        =========         =========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                            PROGRESSIVE LEASING, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                              Years Ended
                                                              December 31,
                                                           2001          2000
                                                         --------      --------


NET INCOME (LOSS)                                        $(22,186)     $(33,162)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
  Depreciation                                              7,963         9,871
  Loss on disposition of assets                            13,206            --
  Changes in assets and liabilities:
  Increase (decrease) in financing leases                  45,140        (8,360)
  Increase (decrease) in customer deposits                (12,475)          148
  Increase (decrease) in accrued sales taxes                 (572)           19
                                                         --------      --------

  Total adjustments                                        53,263         1,677
                                                         --------      --------
  Net cash provided by (used in)
   operating activities                                    31,077       (31,484)

Cash flows from investing activities:
   Acquisition of plant and equipment                          --        (3,000)
                                                         --------      --------
Net cash (used in) investing activities                        --        (3,000)

Cash flows from financing activities:
  Repayment of related party loans                        (40,000)           --
                                                         --------      --------
Net cash (used in) financing activities                   (40,000)           --

Increase (decrease) in cash                                (8,923)      (34,484)
Cash and cash equivalents,
 beginning of period                                        9,261        43,746
                                                         --------      --------
Cash and cash equivalents,
 end of period                                           $    338      $  9,261
                                                         ========      ========



                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                            PROGRESSIVE LEASING, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                        Years Ended
                                                        December 31,
                                                  2001                 2000
                                                  -----                ----


SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for interest                         $    -              $    -
   Cash paid for income taxes                     $    -              $    -





                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

Progressive Leasing, Inc.
Notes to Financial Statements
December 31, 2001


Note 1. Organization and Summary of Significant Accounting Policies.
        ------------------------------------------------------------

The Company was incorporated in Florida on February 12, 1998. The Company is engaged in the business of leasing of capital assets. The Company has chosen December 31st as the end of its fiscal year.

     Description of Leasing Activities:
The Company's leasing activities consist principally of the leasing of automotive repair equipment, telephone systems and computer equipment. The majority of the Company's leases are classified as direct financing leases with terms of from 12 to 36 months. The Company has one remaining operating lease at December 31, 2001 with a remaining term through September 2003.

     Loss per share:
Basic Earnings (Loss) per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the Company has no potentially dilutive securities outstanding.

     Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Fixed Assets:
The Company's fixed assets consist of automotive repair equipment on capital lease. The Company depreciates its equipment utilizing the straight-line method over a period of five years. The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset, and its eventual disposition is less than its carrying amount. During the year ended December 31, 2001, the Company expensed an aggregate of $13,206 in connection with impairment losses related to four operating leases.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates

     Financial Instruments:
The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

     Stock-based Compensation:
The Company adopted Statement of Financial Accounting Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation beginning at its inception. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. The Company did not pay any stock based compensation during any period presented.

     Effect of Acounting Pronouncements:
In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations ("SFAS 141), which is required to be adopted for business combinations initiated after June 30, 2001. SFAS 141 prohibits the use of the pooling of interest method of accounting.

Management believes that the adoption of SFAS No. 141 has had no impact on the Company for the year ended December 31, 2001.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142), which is required to be adopted for fiscal years beginning after December 15, 2001. The Company plans to adopt SFAS 142 during the first quarter of its 2002 fiscal year. SFAS 142 establishes accounting rules for recording goodwill and other intangible assets. It prohibits the amortization of goodwill and intangible assets that have an indefinite useful life. Such assets are required to be tested for impairment on an annual basis. Company plans to follow the requirements of SFAS 142 to account for any merger that it may enter into.

Management believes that the adoption of SFAS No. 142 has had no impact on the Company for the year ended December 31, 2001.

Note 2. Stockholders' Equity.
        --------------------

At inception, the Company issued 1,000,000 shares of its common stock to its founder for services valued at $.05 per share.

Note 3. Related Party Transactions.
        --------------------------

The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise. An officer of the Company received compensation for services provided to the Company during the years ended December 31, 2001 and 2000 amounting to $1,320 and $17,500 respectively.

An affiliated company loaned an aggregate of $40,000 to the Company during the year ended December 31, 1999 for lease operations. The loan was repaid in full during the year ended December 31, 2001. Additionally, the affiliate was paid an aggregate of $8,700 for consulting fees during the year ended December 31, 2001.

Note 4. Net Investment in Direct Financing and Sales-Type Leases.
        --------------------------------------------------------

The following lists the components of the net investment in direct financing and sales-type leases as of December 31, 2001:

Total minimum lease payments to be received      $  2,064
Less executory costs and lease profit                (329)
                                                 --------
Net investment in direct financing and
 Sales-type leases                               $  1,735



Note 5. Property on Operating Lease.
        ---------------------------

The following lists the components of property on operating lease as of December 31, 2001:

  Automotive repair equipment               $ 19,814
   (less) accumulated depreciation           (13,209)
                                            --------
                                            $  6,605
Note 6. Rentals under Operating Leases.
        ------------------------------

The following lists the minimum future rentals on non-cancellable operating leases as of December 31, 2001:

Years ending December 31:
      2002                                   $ 5,289
      2003                                     3,967
                                             -------
                                             $ 9,256

Note 7  Income Taxes.
        ------------

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during the period presented.

The Company has not provided for income taxes during the years ended December 31, 2001 and 2000 as a result of operating losses. At December 31, 2001, the Company had an operating loss carryforward of approximately $42,000 that may be utilized in future years. The loss carryforward, if unused, will expire $20,000 in 2020 and 22,000 in 2021.

The Company has fully reserved the deferred tax asset that would arise from the loss carryforward since the Company believes that it is more likely than not that future income from operations will not be available to utilize the deferred tax asset. The deferred tax asset and the related reserve are as follows:

Deferred tax asset
 Tax benefit of net operating loss        $  6,300
 Less valuation allowance                   (6,300)
                                           -------
Net deferred tax asset                    $     --

During the year ended December 31, 2001 the valuation allowance for deferred tax assets increased by approximately $3,300.

                        AUTO WHOLESALE SPECIALISTS, INC.
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2002
                                   (UNAUDITED)

                                     ASSETS
                                     ------

                                                                        June 30,
                                                                         2002
                                                                       --------
  Cash                                                                 $  1,124
  Net investment in direct financing
   and sale type leases                                                   1,275
                                                                       --------
      Total current assets                                                2,399

Equipment on operating lease, net of
 accumulated depreciation of $13,209                                      1,697

Net investment in direct financing
 and sale type leases                                                       460
                                                                       --------

Total assets                                                           $  4,555
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
  Accounts payable                                                     $  2,000
                                                                       --------
      Total current liabilities                                           2,000

Lease deposits                                                            1,184

Stockholders' equity:
 Common stock, $.001 par value,
  100,000,000 shares authorized, 80,000,000 shares
  issued and outstanding                                                 50,000
 Additional paid in capital                                                  --
 (Deficit) accumulated during
  development stage                                                     (48,629)
                                                                       --------
                                                                          1,371
                                                                       --------
                                                                       $  4,555
                                                                       ========

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                        AUTO WHOLESALE SPECIALISTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (UNAUDITED)


                                                  Three Months Ended                       Six Months Ended
                                                       June 30,                                 June 30,
                                                2002                2001                2002                2001
                                            ------------        ------------        ------------        ------------
Lease income                                $        493        $      1,603        $        880        $     13,809

 OPERATING EXPENSES:
   Consulting services                                --                  --                  --               2,000
   Professional fees                               2,000                 430               2,000                 545
   Depreciation expense                            2,454               1,991               4,908               3,982
   Other administrative expenses                      68                (811)                 94                 836
                                            ------------        ------------        ------------        ------------
                                                   4,522               1,610               7,002               7,363
                                            ------------        ------------        ------------        ------------
 Income (loss) from operations
   and net income (loss)                    $     (4,029)       $         (7)       $     (6,122)       $      6,447
                                            ============        ============        ============        ============


PER SHARE INFORMATION:
  Basic and diluted income
   (loss) per common share                  $      (0.00)       $      (0.00)       $      (0.00)       $       0.00
                                            ============        ============        ============        ============

 Weighted average shares outstanding          80,000,000          80,000,000          80,000,000          80,000,000
                                            ============        ============        ============        ============


                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                        AUTO WHOLESALE SPECIALISTS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (UNAUDITED)

                                                           Six Months Ended
                                                                June 30,
                                                           2002          2001
                                                         --------      --------


NET INCOME (LOSS)                                        $ (6,122)     $  6,447
  Adjustments to reconcile net income to net
   cash provided by operating activities:
  Depreciation                                              4,907         3,982
  Changes in assets and liabilities:
  Increase (decrease) in financing leases                      --        21,295
  Increase (decrease) in accounts payable                   2,000            --
  Increase (decrease) in accrued sales taxes                   --          (572)
                                                         --------      --------

  Total adjustments                                         6,908        24,705
                                                         --------      --------
  Net cash provided by (used in)
   operating activities                                       786        31,151

Cash flows from investing activities:
   Acquisition of plant and equipment                          --            --
                                                         --------      --------
Net cash (used in) investing activities                        --            --

Cash flows from financing activities:
  Repayment of related party loans                             --       (32,800)
                                                         --------      --------
Net cash (used in) financing activities                        --       (32,800)

Increase (decrease) in cash                                   786        (1,649)
Cash and cash equivalents,
 beginning of period                                          338         9,261
                                                         --------      --------
Cash and cash equivalents,
 end of period                                           $  1,124      $  7,612
                                                         ========      ========






                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm serving both Auto Wholesale Specialists and our wholly-owned subsidiary Progressive Leasing, Inc. is James E. Scheilfley and Associates, P.C. of Dillon, Colorado. They audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

                                    PART II


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or to our shareholders for damages for breach of any duty owed to our shareholders or us. Florida law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses (subject to future contingencies) which we have incurred or we expect to incur in connection with the issuance and distribution of the securities being offered hereby. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. The Selling Security Holders will pay no offering expenses.

ITEM                                                                EXPENSE

SEC Registration Fee .....................................        $   100
Legal Fees and Expenses ..................................        $12,500
Accounting Fees and Expenses .............................        $ 3,500
                                                                  --------
Total* ...................................................        $16,100
                                                                  =======

* Estimated Figure

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


From our inception through July 15, 2001, accounting for two forward splits, we issued 8,000,000 shares of our common stock pursuant to an exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended. In 1995, 5,000 shares were issued, which became 1,000,000 shares after a 20-1 forward split in 1999, which became 8,000,000 shares after another 8-1 forward split in 2002. We believe that this exemption, the `private offering' exemption for transactions by an issuer not involving any public offering, was available because no general solicitation or advertising was used to offer our securities to a limited number of offerees, the offerees has access to our corporate information and disclosure, and all securities were issued with restrictive legend, for investment purposes only, in June of 1995. Of these shares, we issued 7,800,000 restricted shares of our common stock to our founder and first President, James Bailey. We issued 200,000 restricted shares of our common stock to 25 individuals in exchange for services rendered in connection with our initial business development. The individuals are listed below:



--------------------------------------------------------------------------------
Bailey, Blanche
--------------------------------------------------------------------------------
Bailey, Janis
--------------------------------------------------------------------------------
Bailey, Joan
--------------------------------------------------------------------------------
Bailey, Paul
--------------------------------------------------------------------------------
Bailey, Thomas
--------------------------------------------------------------------------------
Baldholm, Lisa
--------------------------------------------------------------------------------
Camillo, Joseph
--------------------------------------------------------------------------------
Cohen, Patricia
--------------------------------------------------------------------------------
Cohen, Stephanie
--------------------------------------------------------------------------------
Cohen, Jessica
--------------------------------------------------------------------------------
Cunningham, Louise
--------------------------------------------------------------------------------
Derrick, Michael
--------------------------------------------------------------------------------
Disner, David
--------------------------------------------------------------------------------
Johnson, Nicole
--------------------------------------------------------------------------------
Lewis, Michael
--------------------------------------------------------------------------------
Liebskind, Ada
--------------------------------------------------------------------------------
Lopez, Ezequial
--------------------------------------------------------------------------------
Lopez, John
--------------------------------------------------------------------------------
Lopez, Zeke
--------------------------------------------------------------------------------
Parr, Steven
--------------------------------------------------------------------------------
Persichetti, Joe
--------------------------------------------------------------------------------
Saunders, Mary
--------------------------------------------------------------------------------
Ward, Douglas
Pamela Wilkinson
--------------------------------------------------------------------------------
Wilkinson, Terra
--------------------------------------------------------------------------------

In April 2002, we issued 72,000,000 restricted shares to our current President, Pamela Wilkinson, in exchange for 100% of the shares of Progressive Leasing, Inc., the Company's wholly-owned subsidiary. These shares were issued pursuant to Section 4(2) of the 1933 Securities Act, as an exempt transaction by the issuer not involving any public offering,based in part on the limited number of offerees (only Ms. Wilkinson), the availability of information to the Ms. Wilkinson as per the reporting disclosure by the Company, the access to information by Ms. Wilkinson, the private nature of the negotiation, and the limitation on resale of the shares issued to Ms. Wilkinson.


ITEM 27. EXHIBITS

     Exhibit Number                Exhibit Description
     --------------                -------------------

          3.1*                     Articles of Incorporation of Auto Wholesale
                                   Specialists, Inc.

          3.2*                     Bylaws of Auto Wholesale Specialists, Inc.

           4* Instrument Defining the Right of Holders of Auto Wholesale Specailists, Inc. Share Certificate

           5 Legal Opinion of Zankowski & Associates, LLC with Consent

          23                       Consents of Independent Auditor

* Previously filed and incorporated by reference in our 10SB12G filing dated July 8, 1999.


ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

                  c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be singed on its behalf by the undersigned, in the City of Atlanta, State of Georgia on October 31, 2002.



/s/ Pamela Wilkinson
--------------------------
By: Pamela Wilkinson, President
Date: January 9, 2003



In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

SIGNATURE                      TITLE                       DATE
-------------               ------------                 ---------


/S/ PAMELA WILKINSON
---------------------     President/Director              1/9/03
Pamela Wilkinson          CEO




/S/JAMES BAILEY
---------------------     Secretary/ Director             1/9/03
James Bailey              CFO; Chief Accounting Officer